As filed with the Securities and Exchange Commission on December 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

VIRGINIA	54-1692118
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

451 Florida Street

Baton Rouge, Louisiana 70801

(225) 388-8011

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard G. Fishman Vice President, Interim Chief Financial Officer 451 Florida Street Baton Rouge, Louisiana 70801 (225) 388-8011	Karen G. Narwold, Esq. Senior Vice President and General Counsel 451 Florida Street Baton Rouge, Louisiana 70801 (225) 388-8011

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

M. Ridgway Barker, Esq.

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

(203) 324-1400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities

(1)	An indeterminate aggregate principal amount of debt securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.

PROSPECTUS

Debt Securities

We may offer and sell unsecured debt securities consisting of notes, debentures or other evidences of indebtedness from time to time in one or more offerings, in amounts, at prices and on other terms to be determined at the time of offering.

We will provide you with more specific terms of the securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you invest.

This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 25. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in these securities involves risks. See the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2009 and page 33 of our Quarterly Report on Form 10-Q for the nine month period ended September 30, 2010, and similar sections in subsequent reports filed publicly, each of which is incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus and the applicable prospectus supplements in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We filed a registration statement containing this prospectus with the SEC. The registration statement includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the documents incorporated by reference. Neither we, nor any underwriters or agents (if applicable), have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not offering the securities in any jurisdiction where such offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Unless the context otherwise indicates (which is the case specifically in “–Description of Debt Securities”), the terms “Albemarle,” “we,” “us,” “our” or the “Company” mean Albemarle Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports, proxy statements and other information relating to us can also be read and copied at the New York Stock Exchange, or NYSE, located at 11 Wall St, New York, New York 10005, (212) 656-3000. Our common stock is listed on the NYSE under the symbol “ALB.”

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments thereto, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.albemarle.com. The information on our web site is not, and shall not be deemed to be, part of this prospectus, any prospectus supplement or the registration statement, and our web address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the SEC pursuant to the Exchange Act and hereby incorporate them by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010 (the “2009 Form 10-K”).

(b)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 7, 2010.

(c)	Our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 6, 2010.

(d)	Our Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the SEC on October 29, 2010.

(e)	Our Current Reports on Form 8-K, filed with the SEC on March 18, 2010, April 23, 2010, August 12, 2010 and December 6, 2010.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

(225) 388-8011

FORWARD-LOOKING STATEMENTS

Some of the information presented in this prospectus, including the documents incorporated by reference and any free writing prospectus with respect to any offering of debt securities registered hereunder, filed by us with the Securities and Exchange Commission, or SEC, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, which are in turn based on assumptions that we believe are reasonable based on our current knowledge of our business and operations. We have used words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and variations of such words and similar expressions to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. There can be no assurance, therefore, that our actual results will not differ materially from the results and expectations expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation:

•	deterioration in economic and business conditions;

•	future financial and operating performance of our major customers and industries served by us;

•	the timing of orders received from customers;

•	the gain or loss of significant customers;

•	competition from other manufacturers;

•	changes in the demand for our products;

•	limitations or prohibitions on the manufacture and sale of our products;

•	availability of raw materials;

•	changes in the cost of raw materials and energy, and our inability to pass through such increases;

•	performance of acquired companies;

•	changes in our markets in general;

•	fluctuations in foreign currencies;

•	changes in laws and increased government regulation of our operations or our products;

•	the occurrence of claims or litigation;

•	the occurrence of natural disasters;

•	the inability to maintain current levels of product or premises liability insurance or the denial of such coverage;

•	political unrest affecting the global economy, including adverse effects from terrorism or hostilities;

•	political unrest or instability affecting our manufacturing operations or joint ventures;

•	changes in accounting standards;

•	the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs;

•

changes in interest rates, to the extent such rates (1) affect our ability to raise capital or increase our cost of funds, (2) have an impact on the overall performance of our pension fund investments and (3) increase our pension expense and funding obligations;

•	volatility and substantial uncertainties in the debt and equity markets; and

•	the other factors detailed from time to time in the reports we file with the SEC.

We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

ALBEMARLE CORPORATION

We are a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection and food-safety and custom chemistry services. We are committed to global sustainability and are advancing responsible eco-practices and solutions in our three business segments. We believe that our commercial and geographic diversity, technical expertise, flexible, low-cost global manufacturing base, and experienced management team enable us to maintain leading market positions in those areas of the specialty chemicals industry in which we operate.

We and our joint ventures currently operate 45 facilities, encompassing production, research and development facilities, and administrative and sales offices in North and South America, Europe, the Middle East and Asia. We serve approximately 3,000 customers in over 100 countries.

The Company was incorporated in Virginia in 1993. Our principal executive offices are located at 451 Florida Street, Baton Rouge, Louisiana 70801 and our telephone number is (225) 388-8011. We maintain a website at http://www.albemarle.com. Information on our website is not incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC incorporated by reference in this prospectus (including future filings we make with the SEC that are also incorporated by reference), together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the period indicated:

	Year Ended December 31,					Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	3.6x	3.5x	6.2x	4.6x	5.8x	12.3x

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of pre-tax income before adjustment for net income attributable to non-controlling interests or equity in net income or losses of unconsolidated investments plus fixed charges, amortization of capitalized interest, less capitalized interest and net income attributable to non-controlling interests that have not incurred fixed charges. “Fixed charges” consist of interest expense (before capitalized interest), and a portion of rental expense (1/3) that we believe to be representative of interest. During the periods presented in the table above, no shares of preferred stock were outstanding.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, the repurchase of shares of common stock, the repayment or refinancing of outstanding indebtedness, funding pension obligations or acquisitions. Specific information concerning the use of proceeds from the sale of any securities will be included in the applicable prospectus supplement relating to such securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. This section does not describe every aspect of the indentures or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indentures by reference.

The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities we are offering.

We may issue as many distinct series of debt securities under either indenture as we wish without limitation as to aggregate principal amount under the terms of the relevant indenture. Neither indenture limits our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will be issued under the senior debt indenture. The senior debt indenture has been qualified under the Trust Indenture Act. The senior indenture is an exhibit to the registration statement of which this prospectus is a part.

The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. The subordinated debt securities will be issued under the subordinated debt indenture. The subordinated debt indenture is an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

“Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities. In this “Description of Debt Securities” section, references to “Albemarle,” “the company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

The indentures are substantially identical, except for the covenants described below under “—Restrictive Covenants—Limitations on Liens and Other Encumbrances” and “—Restrictive Covenants—Restrictions on Sale and Leaseback Transactions,” which are included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations, however, on the extent to which the trustee acts on your behalf as described below under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, registering the transfer of your debt securities to a new holder and sending you notices.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•

whether it is a series of senior debt securities or a series of subordinated debt securities and if subordinated debt securities, the related subordination terms if different from those described under “—Subordination Provisions;”

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;

•	whether the debt securities will be subject to defeasance as described under “—Defeasance” or otherwise;

•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”

•

if the series of debt securities will be initially issuable only in the form of a global security, as described under “Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that (1) the redemption will be conditional upon the trustee or paying agent receiving sufficient funds to pay the principal, premium and interest on the debt securities subject to redemption on the date fixed for redemption and (2) if the trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem the debt securities subject to redemption.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in a prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Unless the prospectus supplement states otherwise, we will pay principal, interest and any other money due on the debt securities at the office of the paying agent whom we will designate for this purpose. The paying agent will pay interest and any other money due on debt securities issued as global securities by wire transfer to the holder of those global securities. You must make arrangements to have your payments on debt securities that are not in global form picked up at, or wired from, that office; we may also choose to pay interest by mailing checks.

Unless the prospectus supplement states otherwise, an office or agency of the trustee in New York City will be designated as our sole paying agent for payments with respect to the debt securities of each series. We may also arrange for additional paying agents, and may change paying agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Subordination Provisions

Subordinated debt securities will be subject to contractual provisions in the subordinated debt indenture that may prohibit us from making payments on those securities under certain circumstances. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our Senior Indebtedness, as defined below, including all debt securities we issue under the senior debt indenture. However, payment from the cash or the proceeds of U.S. government notes or bonds held in any defeasance trust (as described below under “—Defeasance”) will not be subordinated to any senior indebtedness or subject to these restrictions.

Unless otherwise defined in a prospectus supplement for a series of subordinated debt securities, “Senior Indebtedness” includes all amounts payable by us under or in respect of all of our Indebtedness, as defined below, including the principal of, premium, if any, interest, penalties, fees and other charges or any other payment due pursuant thereto. Our obligations to satisfy the expenses and fees of the trustee under the subordinated debt indenture will constitute “Senior Indebtedness.”

Unless otherwise defined in a prospectus supplement for a series of subordinated debt securities, the following types of our Indebtedness will not rank senior to the subordinated debt securities:

•	Indebtedness we owe to one of our subsidiaries;

•	Indebtedness that, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•

Indebtedness incurred in the form of any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing these liabilities);

•

Indebtedness we owe to any trust, or a trustee of such trust, partnership other entity affiliated with us, that is a financing vehicle for us, and that is in connection with the issuance by the vehicle of equity securities; and

•	Indebtedness we may incur in violation of the subordinated debt indenture.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made (including any distribution of our or our subsidiaries’ property to purchase, retire or redeem subordinated debt securities) in respect of any subordinated debt securities in the following circumstances:

•

in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period until the payment default has been cured or waived or ceased to exist and any related acceleration has been rescinded or such senior indebtedness has been paid in full or

•

in the event that the trustee or we receive written notice that any event of default with respect to certain designated senior indebtedness has occurred and is continuing, permitting the holders of that designated senior indebtedness (or a trustee) to accelerate the maturity of that designated senior indebtedness, whether or not the maturity is in fact accelerated until, either (1) the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or such designated senior indebtedness has been paid in full or (2) the 179th day after the date the trustee or we received the notice referred to above.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to deliver that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a) the principal and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b) the principal and premium (if any) in respect of all obligations of such Person in the form of or evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with its acquisition of property, assets or businesses;

(c) capitalized lease obligations of such Person;

(d) all obligations of such Person under letters of credit, bankers’ acceptances or similar facilities issued for its account;

(e) all obligations of such Person issued or assumed in the form of a deferred purchase price of property or services, including master lease transactions pursuant to which such Person or its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(f) all payment obligations of such Person under swaps and other hedging arrangements;

(g) all obligations of such Person pursuant to its guarantee or assumption of certain of another entity’s obligations and all dividend obligations guaranteed or assumed by such Person;

(h) all obligations to satisfy the expenses and fees of the respective trustees under the indentures;

(i) all obligations pursuant to all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by such Person of certain of the obligations described above; and

(j) guarantees of any of the foregoing.

Restrictive Covenants

General

We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence. In addition, in the senior debt indenture we have made the promises described in the two succeeding subsections. The subordinated debt indenture does not include these promises. Capitalized terms used in the following summary have the meanings specified in the senior debt indenture, unless otherwise defined below.

Limitation on Liens and Other Encumbrances

We have agreed that neither we nor any Restricted Subsidiary (as defined below) will incur, issue, assume or guarantee any Indebtedness secured by any Lien (as defined below) upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary without securing the debt securities equally and ratably with all other Indebtedness secured by the Lien. This covenant has exceptions, which permit:

(1) Liens existing on the date of the senior debt indenture;

(2) Liens existing on any Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;

(3) Liens existing on any Principal Property at the time of its acquisition by us or a Restricted Subsidiary, which Lien was not incurred in anticipation of such acquisition and was outstanding prior to such acquisition;

(4) Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Indebtedness which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;

(5) Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Indebtedness which is in excess of that cost and for the payment of which recourse may be had only against the Principal Property;

(6) Liens in favor of us or any of our Restricted Subsidiaries;

(7) Liens in favor of the United States or any state or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(8) Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or federal, state or municipal government Liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(9) Pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which we or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(10) Liens in connection with legal proceedings being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against us or any Restricted Subsidiary, which judgments or awards are being appealed, and Liens incurred for the purpose of obtaining a stay order or discharge during a legal proceeding to which we or any Restricted Subsidiary is a party;

(11) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(12) Liens consisting of easements, rights of way and restrictions on the use of real property, and defects in title, which do not (a) interfere materially with the use of the property covered thereby in the ordinary course of our or any Restricted Subsidiary’s business or (b) materially detract from the property’s value in our opinion; and

(13) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (2) through (12) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced, plus improvements on the property.

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may issue, assume or guarantee Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions if at the time of incurrence (the “Incurrence Time”), the amount equal to the sum of:

•	the aggregate amount of the Indebtedness, plus

•

all of our other Indebtedness and the Indebtedness of our Restricted Subsidiaries secured by a Lien that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the foregoing restrictions), plus

•

the aggregate Attributable Debt (as defined below) determined as of the Incurrence Time of Sale and Leaseback Transactions (as defined below), other than Sale and Leaseback Transactions permitted as described under “—Restrictions on Sale and Leaseback Transactions” below entered into after the date of the senior debt indenture and in existence at the Incurrence Time, less

•	the aggregate amount of proceeds of such Sale and Leaseback Transactions that have been applied as described under “—Restrictions on Sale and Leaseback Transactions” below,

does not exceed 15% of our Consolidated Net Tangible Assets (as defined below).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value of the obligation of the lessee thereunder for net rental payments during the remaining term of such lease, including any extensions. The present value of the obligation of the lessee is discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by us. Net rental payments exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee, subject to monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting the following:

(a) applicable reserves and other properly deductible items;

(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c) all current liabilities, as reflected in our latest consolidated balance sheet contained in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed pursuant to the Exchange Act prior to the time as of which “Consolidated Net Tangible Assets” will be determined.

“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.

“Principal Property” means all real and tangible personal property owned or leased by the Company or any Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of (1) motor vehicles and other rolling stock, (2) office furnishings and equipment, and information and electronic data processing equipment, (3) any property financed through the issuance of tax-exempt industrial development bonds, (4) any real property held for development or sale, or (5) any property which in the opinion of our board of directors as evidenced by a resolution of the board of directors is not of material importance to the total business conducted by Albemarle and its Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any of our subsidiaries (a) substantially all of whose property is located within the United States and (b) which owns a Principal Property or in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available.

“Sale and Leaseback Transaction” means any arrangement involving any bank, insurance company, or other lender or investor (in each case that is not the Company or an affiliate of the Company) or to which any such lender or investor is a party that provides for the lease by us or one of our Restricted Subsidiaries for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by us or any Restricted Subsidiary to the lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of the Principal Property.

Restrictions on Sale and Leaseback Transactions

We have agreed not to, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1) we or the Restricted Subsidiary would, at the time of entering into the arrangement, be entitled, without equally and ratably securing the debt securities of each series then outstanding, to incur, issue, assume or guarantee Indebtedness secured by a lien on the property, under the provisions described in clauses (2) through (13) under the caption “—Limitation on Liens and Other Encumbrances” above; or

(2) we, within 180 days after the sale or transfer, apply to the retirement of our Funded Debt an amount equal to the greater of:

(a) the net proceeds of the sale of the Principal Property sold and leased back in connection with the arrangement; or

(b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement.

Notwithstanding the foregoing, we and our Restricted Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, if either:

(1) such transaction involves the transfer of property to a governmental body, authority or corporation, such as a development authority, and is entered into primarily for the purpose of obtaining economic incentives and does not involve a third-party lender or investor; or

(2) at the time of and giving effect to the transaction, the amount equal to the sum of:

•	the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at the time that could not have been entered into except in reliance on this paragraph, plus

•	the aggregate amount of outstanding Indebtedness secured by Liens in reliance on the second paragraph of “—Limitation on Liens and Other Encumbrances”

does not at the time exceed 15% of our Consolidated Net Tangible Assets.

“Funded Debt” means: (a) all Indebtedness maturing one year or more from the date of its creation, (b) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of its creation, and (c) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

Except for the limitations on Liens and other encumbrances and Sale and Leaseback Transactions described above, each of which is only applicable to senior debt securities, and except as otherwise provided in a prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving the Company.

Consolidation, Merger and Sale of Assets

We are generally permitted to consolidate or merge with another company. We are also permitted to sell or lease all or substantially all of our properties and assets to another company. However, we may not take any of these actions unless:

•

where we merge out of existence or sell or lease all or substantially all our assets, the other company must be a corporation organized and validly existing under the laws of a state of the United States or the District of Columbia or under federal law, and it must expressly assume all our obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the merger, sale of assets or other transaction, no default or event of default exists;

•

if, as a result of such consolidation or merger, or such sale or lease of assets, our or any Restricted Subsidiary’s properties or assets would become subject to a Lien, then we and such Restricted Subsidiary must comply with the covenants in the senior debt indenture regarding Liens described above in “—Restrictive Covenants—Limitation on Liens and Other Encumbrances”; and

•	certain other conditions are satisfied.

For the purposes of this provision, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

In connection with a merger, consolidation or sale of assets, some of our property may become subject to a mortgage, lien, pledge, charge, security interest or other encumbrance giving lenders preferential rights in that property over other lenders, including the holders of the senior debt securities, or over our general creditors if we fail to repay them. We have promised in the senior debt indenture to limit these preferential rights, called Liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances.” The subordinated debt indenture will not include a corresponding restriction. If a merger, consolidation or sale of assets would create any Liens on any of our assets covered by the restrictive covenant, we must comply with that restrictive covenant. We would do this either by deciding that the Liens were permitted by the restrictive covenant, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same assets to the holders of the senior debt securities.

The senior debt indenture’s and the subordinated debt indenture’s provisions regarding our consolidation, merger and sale or lease of assets, as described above, include a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our properties and assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the foregoing provisions in the case of a sale of such assets or properties may be uncertain.

Modification and Waiver

There are three types of changes we can make to either indenture and the debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	amend the subordination provisions of the subordinated debt indenture or add subordination provisions to the senior debt indenture;

•	reduce the percentage in aggregate principal amount of debt securities of any series whose consent is needed to modify or amend the applicable indenture or any supplement thereto;

•

reduce the percentage in principal amount of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or any supplement thereto or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture or any supplement thereto, except to increase any applicable percentage of holders of debt securities required for modification or provide that provisions may not be modified except with the consent of each affected holder.

Changes Requiring a Majority Vote. The second type of change to a particular indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of all series affected by the change, each series voting together as a single class. Most other changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring any approval.

We would need a vote by holders of senior debt securities owning a majority of the principal amount of all series affected by the waiver, each series voting together as a single class, to obtain a waiver of certain of the restrictive covenants, including the covenants described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances” and “—Restrictive Covenants—Restrictions on Sale and Leaseback Transactions.” We also need holders of senior debt securities or subordinated debt securities owning a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described below under “—Default and Related Matters—Events of Default—What is an Event of Default?”

Each indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.

If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by Persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Defeasance

The following discussion of legal defeasance and covenant defeasance provisions will be applicable to your series of debt securities only if the applicable prospectus supplement states that they will apply to that series.

Legal Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “Default and Related Matters—Events of Default—What is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

There must be a change in current federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance, you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “Default and Related Matters—Events of Default—What is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions;

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises previously described under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances” and “—Restrictive Covenants—Restrictions on Sale and Leaseback Transactions;”

•	the condition regarding the treatment of Liens when we merge or engage in similar transactions as described under “—Restrictive Covenants—Consolidation, Merger and Sale of Assets;”

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;” and

•	any other covenants applicable to the series of debt securities and described in the prospectus supplement.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to any series of debt securities, any of the following:

•	we do not pay the principal of or any premium on a debt security of that series on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, within 30 days of its due date, if we agree to maintain any such sinking fund;

•	we fail to comply with the conditions described above under “—Consolidation, Merger and Sale of Assets;”

•

we fail to perform or remain in breach of any covenant contained in the applicable indenture for the benefit of the debt securities of that series or any other term of the applicable indenture for 60 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•

we or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Significant Subsidiaries (or the payment of which is guaranteed by us or any of our Significant Subsidiaries), other than indebtedness owed to us or a Significant Subsidiary, whether such indebtedness or guarantee now exists, or is created after the date of the applicable indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

(b) results in the acceleration of such indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $40 million or more;

•	we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

“Significant Subsidiary” means any of our subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.” If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, we or any Significant Subsidiary files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of the affected series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities of the affected series. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee protection satisfactory to the trustee from expenses and liability, called an indemnity. If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders to do so.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of at least 25% in aggregate principal amount of all outstanding debt securities of the relevant series must make written request that the trustee take action because of the event of default, and must offer satisfactory indemnity to the trustee against the cost, expenses and liabilities of taking that action;

•

the trustee must have not received during the 60-day period referred to below from holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Notices

We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•

when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, The Depository Trust Company would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to Persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the debt securities does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144A of the Securities Act rather than pursuant to this prospectus.

The applicable prospectus supplement will set forth the terms of the offering of the debt securities of such series, including the name or names of any underwriters, the purchase price and the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular offering. Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.

In connection with the sale of the debt securities, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled under agreements entered into with us and/or our subsidiaries to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, and/or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

In connection with the distribution of the debt securities or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell debt securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our debt securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Kelley Drye & Warren LLP, Stamford, Connecticut.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to dealers, brokers or agents. All amounts set forth are estimated and subject to change.

SEC registration fee	$	*
Printing fees		100,000
Trustee fees		11,000
Rating Agency fees		329,000
Legal fees and expenses		150,000
Accounting fees and expenses		100,000
Miscellaneous expenses		15,000

Total		$705,000

*	To be paid on a pay-as-you-go basis pursuant to Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the amended and restated articles of incorporation of the Company require, the Company to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, as permitted by the VSCA, the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated herein by reference.

Any underwriting agreement for the securities may contain provisions entitling the Company’s directors, its officers who signed the registration statement and persons controlling the Company to indemnification against certain liabilities that might arise under the Securities Act from certain information furnished to the Company by or on behalf of any such indemnifying party.

Item 16.	Exhibits

(a)	The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation (including Amendment thereto) filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference

3.2	Amended and Restated Bylaws of the registrant effective as of January 1, 2010, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on October 20, 2009, and incorporated herein by reference

4.1	Indenture, dated as of January 20, 2005, between the Company and The Bank of New York, as trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on January 20, 2005, and incorporated herein by reference.

4.2**	Form of Indenture relating to any subordinated debt securities

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 7th day of December, 2010.

ALBEMARLE CORPORATION

By:	/s/ KAREN G. NARWOLD, ESQ.
Name:	Karen G. Narwold, Esq.
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, the President, the General Counsel, the Secretary, the Assistant Secretary, the Chief Financial Officer, the Treasurer and the Assistant Treasurer, now or hereafter serving, of Albemarle Corporation, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or to obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ MARK C. ROHR Mark C. Rohr	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	December 7, 2010

/S/ RICHARD G. FISHMAN Richard G. Fishman	Vice President, Interim Chief Financial Officer (principal financial officer)	December 7, 2010

/S/ WILLIAM B. ALLEN, JR. William B. Allen, Jr.	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	December 7, 2010

Signatures	Title	Date

/S/ ALFRED BROADDUS, JR. Alfred Broaddus, Jr.	Director	December 7, 2010

/S/ R. WILLIAM IDE III R. William Ide III	Director	December 7, 2010

/S/ RICHARD L. MORRILL Richard L. Morrill	Director	December 7, 2010

/S/ JIM W. NOKES Jim W. Nokes	Director	December 7, 2010

/S/ BARRY W. PERRY Barry W. Perry	Director	December 7, 2010

/S/ JOHN SHERMAN, JR. John Sherman, Jr.	Director	December 7, 2010

/S/ CHARLES E. STEWART Charles E. Stewart	Director	December 7, 2010

/S/ HARRIETT TEE TAGGART Harriett Tee Taggart	Director	December 7, 2010

/S/ ANNE M. WHITTEMORE Anne M. Whittemore	Director	December 7, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation (including Amendment thereto) filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference

3.2	Amended and Restated Bylaws of the registrant effective as of January 1, 2010, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on October 20, 2009, and incorporated herein by reference

4.1	Indenture, dated as of January 20, 2005, between the Company and The Bank of New York, as trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on January 20, 2005, and incorporated herein by reference.

4.2	Form of Indenture relating to any subordinated debt securities

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee.